November 10, 2016
SOVEREIGN BANK
Mr. Jonathan Carroll
Lazarus Energy LLC and Lazarus Refining & Marketing, LLC
801 Travis Street, Suite 2100
Houston, TX 77002
Lazarus Energy LLC ("LE") and Lazarus Refining & Marketing, LLC ("LRM", and collectively, with LE, "Lazarus") have three outstanding loans (collectively, the "Loans") from Sovereign Bank ("Bank"). The Loans are evidenced by, among other documents, (i) three Loan Agreements (collectively, the "Loan Agreements") dated May 2, 2014, June 22, 2015, and December 4, 2015, respectively. As of the quarter ending September 30, 2016, Lazarus is in breach of the following covenants specified in the Loan Agreements, as specified below (collectively, the "Covenant Default"):
1. Loan Agreement dated June 22, 2015 between Bank and LE:
a. Section 4.2 (c) combined Current Ratio of not less than 1.0 to 1.0;
b. Section 4.2 (e) combined Debt Service Coverage Ratio of not less than 1 50 to 1.0;
2. Loan Agreement dated December 4, 2015 between Bank and LRM:
a. Section 4.2 (c) combined Current Ratio of not less than 1.0 to 1.0;
b. Section 4.2 (e) combined Debt Service Coverage Ratio of not less than 1.50 to 1.0;
Subject to the agreement and concurrence of the United States Department of Agriculture ("USDA") that Bank's waiver of the Covenant Default shall not impair or void any of the USDA agreements and guarantees relating to the Loans, Bank hereby waives (the "Waiver") the Covenant Default as to only the quarter ending September 30, 2016. Except for the foregoing, Bank hereby expressly reserves and preserves all of Bank's rights, remedies and recourses under the Loan Agreements and all of the other documents evidencing, governing, guaranteeing and/or securing the loans (all such documents, collectively, with the Loan Agreements, the "Loan Documents"), including, without limitation, Bank's rights with respect to any other breaches or defaults under the Loan Documents which may be now existing, or which hereafter occur.
This Waiver is made as a courtesy to Lazarus, and shall not constitute a course of dealing or entitle Lazarus to any further waivers or forbearances. Bank hereby demands strict performance with all terms and conditions of the Loan Documents.
 SOVEREIGN BANK

By:/s/ KATHRYN WALKER
Name: Kathryn Walker
Title: Senior Vice President

17950 Preston Road	Suite 500	Dallas, Texas 75252	ph. 214.242.1900	www.banksovereign.com